Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, January 31, 2007

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $74.9 million, or $2.01 per share, for the fourth quarter of 2006 compared to net income of $49.0 million, or $1.32 per share, for the fourth quarter of 2005.  Net income for the year ended December 31, 2006 was $258.7 million, or $6.96 per share, compared to net income for the year ended December 31, 2005 of $157.7 million, or $4.32 per share.  There were no catastrophe losses in the fourth quarter of 2006 and for the year ended December 31, 2006 net income was reduced by catastrophe losses after tax of $12.9 million, or $0.35 per share. Catastrophe losses in 2005 were $8.8 million, or $0.24 per share, in the fourth quarter and $46.5 million, or $1.25 per share, for the year ended December 31, 2005.

Net income includes realized gains on investments after tax of $6.4 million and $8.7 million ($0.17 per share and $0.23 per share) in the fourth quarter of 2006 and year ended December 31, 2006, respectively, compared to $0.6 million and $14.4 million ($0.02 per share and $0.39 per share) in the corresponding periods of 2005.

Underwriting income (loss) from the workers’ compensation and reinsurance segments was as follows:

	Three Months Ended December 31,		Year Ended December 31,
(In Thousands)	2006	2005	2006	2005
Underwriting Income (Loss) Before Tax From (1):
Workers’ Compensation Segment	$82,117	$66,538	$313,576	$213,244
Reinsurance Segment	(597)	(11,181)	(20,508)	(56,183)

(1)             Does not include any investment income, as described in the Supplemental Financial Information on page 8.

Workers’ compensation reported accident year combined ratios were as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Combined Ratio (1)	62.7%	76.0%	66.3%	80.9%
Prior Accident Year Items:
Favorable loss reserve development	17.0%	4.8%	17.3%	2.4%
Policyholders’ Dividends (2)	(3.2)%	(1.8)%	(3.6)%	(1.5)%
Total Prior Accident Year	13.8%	3.0%	13.7%	0.9%
Current Accident Year Combined Ratio	76.5%	79.0%	80.0%	81.8%

(1)             See description in the Supplemental Financial Information on page 8.

(2)             Additional policyholders’ dividends related to prior accident years.

Workers’ compensation net premiums earned decreased approximately 20.8% and 16.4% in the fourth quarter of 2006 and year ended December 31, 2006, respectively, compared to the corresponding periods in 2005.  Insured payrolls, our best indicator of exposure, remained flat for the fourth quarter of 2006 and increased 2% for the year ended December 31, 2006.  In California, workers’ compensation net premiums earned decreased approximately 30.3% and 23.6% in the fourth quarter of 2006 and year ended December 31, 2006, respectively, compared to the corresponding periods in 2005, principally reflecting rate decreases as a result of favorable loss cost trends from the 2003 and 2004 legislative reforms combined with our pricing and underwriting strategy in comparison to our competition.  Outside California, 2006 workers’ compensation premiums were comparable to 2005.

Consolidated stockholders’ equity at December 31, 2006 was $940.7 million, or $25.41 per share.  Consolidated stockholders’ equity at December 31, 2005 was $712.8 million, or $19.14 per share.  Return on average equity in the year ended December 31, 2006 was 31.8% compared to 26.3% in the year ended December 31, 2005.

Commenting on the results, Stanley R. Zax, Chairman & President, said:  “Favorable claim cost trends in the workers’ compensation business led to substantial underwriting profits and record net income in 2006.  As we have previously stated, the long-term outcome of cost trends for recent accident years from the legislative reforms will not be known for several years and we have considered this risk in establishing our loss reserves and current price levels.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share and footnotes)	2006	2005	2006	2005

TOTAL REVENUES	$258,287	$318,328	$1,063,888	$1,280,124

SELECTED INCOME DATA:

Net Investment Income after Tax	18,548	15,123	70,926	53,358
Realized Gains on Investments after Tax (1)	6,384	623	8,695	14,446
Income from Investments Segment after Tax	24,932	15,746	79,621	67,804

Income from Continuing Operations after Tax (2)	74,900	49,000	258,700	156,447
Gain on Sale of Discontinued Real Estate Segment after Tax (3)				1,253
Net Income (2)	$74,900	$49,000	$258,700	$157,700

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE (1) (2):
Basic (4)	$2.02	$1.34	$7.00	$4.66
Diluted (5)	2.01	1.32	6.96	4.29

NET INCOME PER COMMON SHARE (1) (2):
Basic (4)	$2.02	$1.34	$7.00	$4.70
Diluted (5)	2.01	1.32	6.96	4.32

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$940,720	$712,795
Stockholders’ Equity per Share			25.41	19.14

NUMBER OF COMMON SHARES:
Outstanding (4)			37,027	37,249
Weighted Average for the Period — Basic (4)	37,006	36,662	36,974	33,555
Weighted Average for the Period — Diluted (5)	37,210	37,122	37,174	37,052

(1)             Realized gains on investments were $0.17 per share and $0.23 per share in the three months and year ended December 31, 2006, respectively, compared to $0.02 and $0.39 in the corresponding periods in 2005.

(2)             There were no catastrophe losses in the three months ended December 31, 2006.  Includes catastrophe losses of $12.9 million ($0.35 per share) in the year ended December 31, 2006 compared to $8.8 million ($0.24 per share) and $46.5 million ($1.25 per share) in the three months and year ended December 31, 2005, respectively.

(3)             In the third quarter of 2005, we recorded the last payment under the earn-out provision of the 2002 sale of our home-building business and related real estate assets.

(4)             Outstanding shares at December 31, 2006 and 2005 and basic average outstanding shares for the three months and years ended December 31, 2006 and 2005 include shares issued in 2005 in connection with the conversion of $123.8 million aggregate principal amount of Convertible Notes.

(5)             Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of the Convertible Notes.  This represents an additional 69,000 shares for each of the three months and year ended December 31, 2006 and an additional 0.3 million and 3.3 million shares for the three months and year ended December 31, 2005, respectively.  After tax interest associated with the Convertible Notes of $12,000 and $48,000 for the three months and year ended December 31, 2006, respectively, and $0.1 million and $2.3 million for the three months and year ended December 31, 2005, respectively, was added back to net income in computing diluted earnings per share.

	Year Ended December 31,
(Dollars in thousands)	2006	2005

TOTAL REVENUES:

Net Premiums Earned	$944,217	$1,178,700
Net Investment Income	106,294	79,200
Realized Gains on Investments	13,377	22,224
	$1,063,888	$1,280,124
RESULTS OF OPERATIONS BY SEGMENT (1):
Income from Investments Segment:
Net Investment Income	$106,294	$79,200
Realized Gains on Investments	13,377	22,224
	119,671	101,424
Workers’ Compensation Segment	313,576	213,244
Reinsurance Segment (2)	(20,508)	(56,183)
Parent Segment (3)	(11,927)	(20,938)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	400,812	237,547
Income Tax Expense	142,112	81,894
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	258,700	155,653
Equity in Earnings of Investee after Tax (4)		794
Income from Continuing Operations after Tax	258,700	156,447
Gain on Sale of Discontinued Real Estate Segment after Tax (5)		1,253
NET INCOME	$258,700	$157,700

(1)             See Supplemental Financial Information for a description of segment results.

(2)             Includes $19.9 million before tax ($12.9 million after tax, or $0.35 per share) of increased losses attributable to claims and information we received in the second and third quarters of 2006 primarily from Hurricanes Wilma and Rita.  Catastrophe losses associated with Hurricanes Katrina, Rita and Wilma were $69.2 million before tax ($45.0 million after tax, or $1.21 per share) in the year ended December 31, 2005.

(3)             Includes interest expense before tax of $5.3 million and $8.8 million for the years ended December 31, 2006 and 2005, respectively.  Interest expense is lower in 2006 because $123.8 million aggregate principal amount of our Convertible Notes were converted in 2005.  Also, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax, or $0.09 per share) paid in connection with the conversion of our Convertible Notes.

(4)             We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

(5)             In the third quarter of 2005, we recorded the last payment under the earn-out provision of the 2002 sale of our home-building business and related real estate assets.

	Year Ended December 31,
(Dollars in thousands)	2006		2005

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$581,426	61.7%	$772,248	64.0%
Outside California	358,117	38.0%	367,071	30.4%
Total Workers’ Compensation	939,543	99.7%	1,139,319	94.4%
Reinsurance (2)	2,668	0.3%	67,215	5.6%
	942,211	100.0%	1,206,534	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	556,792	61.6%	740,066	63.8%
Outside California	344,316	38.1%	352,724	30.4%
Total Workers’ Compensation	901,108	99.7%	1,092,790	94.2%
Reinsurance (2)	2,661	0.3%	67,143	5.8%
	903,769	100.0%	1,159,933	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	582,282	61.7%	762,095	64.7%
Outside California	349,457	37.0%	352,099	29.8%
Total Workers’ Compensation	931,739	98.7%	1,114,194	94.5%
Reinsurance (2)	12,478	1.3%	64,506	5.5%
	944,217	100.0%	1,178,700	100.0%
Income (Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation (3) (4)	313,576	66.3%	213,244	80.9%
Reinsurance (5)	(20,508)	264.4%	(56,183)	187.1%

COMBINED LOSS AND EXPENSE RATIOS (1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses (3)		31.4%		53.0%
Underwriting and Other Operating Expenses (4)		34.9%		27.9%
Combined Ratio		66.3%		80.9%
Reinsurance:
Loss and Loss Adjustment Expenses (5)		245.4%		175.4%
Underwriting and Other Operating Expenses		19.0%		11.7%
Combined Ratio		264.4%		187.1%

(1)             See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)             The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

(3)             Includes favorable prior accident year loss reserve development of $161.3 million (17.3% of earned premium) in the year ended December 31, 2006 and $26.3 million (2.4% of earned premium) for the comparable period in 2005.

(4)             Includes additional policyholders’ dividends related to prior accident years of $34.1 million (3.6% of earned premium) in the year ended December 31, 2006 and $16.0 million (1.5% of earned premium) for the comparable period in 2005.

(5)             Includes $19.9 million before tax of increased losses attributable to claims and information we received in the second and third quarters of 2006 primarily from Hurricanes Wilma and Rita.  Catastrophe losses associated with Hurricanes Katrina, Rita and Wilma were $69.2 million before tax in the year ended December 31, 2005.

	Three Months Ended December 31,
(Dollars in thousands)	2006	2005

TOTAL REVENUES:

Net Premiums Earned	$220,671	$294,901
Net Investment Income	27,795	22,468
Realized Gains on Investments	9,821	959
	$258,287	$318,328
RESULTS OF OPERATIONS BY SEGMENT (1):
Income from Investments Segment:
Net Investment Income	$27,795	$22,468
Realized Gains on Investments	9,821	959
	37,616	23,427
Workers’ Compensation Segment	82,117	66,538
Reinsurance Segment (2)	(597)	(11,181)
Parent Segment (3)	(2,859)	(3,367)
Income before Tax	116,277	75,417
Income Tax Expense	41,377	26,417
NET INCOME	$74,900	$49,000

(1)                  See Supplemental Financial Information for a description of segment results.

(2)                  There were no catastrophe losses in the three months ended December 31, 2006.  Includes catastrophe losses associated with Hurricanes Katrina, Rita and Wilma of $13.5 million before tax ($8.8 million after tax, or $0.24 per share) in the three months ended December 31, 2005.

(3)                  Includes interest expense before tax of $1.3 million and $1.4 million for the three months ended December 31, 2006 and 2005, respectively.

	Three Months Ended December 31,
(Dollars in thousands)	2006		2005

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$123,148	59.5%	$172,017	65.7%
Outside California	83,636	40.4%	85,676	32.7%
Total Workers’ Compensation	206,784	99.9%	257,693	98.4%
Reinsurance (2)	271	0.1%	4,185	1.6%
	207,055	100.0%	261,878	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	117,605	59.3%	164,170	65.6%
Outside California	80,642	40.6%	82,006	32.7%
Total Workers’ Compensation	198,247	99.9%	246,176	98.3%
Reinsurance (2)	239	0.1%	4,215	1.7%
	198,486	100.0%	250,391	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	130,724	59.2%	187,457	63.6%
Outside California	89,371	40.5%	90,268	30.6%
Total Workers’ Compensation	220,095	99.7%	277,725	94.2%
Reinsurance (2)	576	0.3%	17,176	5.8%
	220,671	100.0%	294,901	100.0%
Income(Loss) before Tax/Combined Ratio of (1):
Workers’ Compensation (3) (4)	82,117	62.7%	66,538	76.0%
Reinsurance (5)	(597)	203.6%	(11,181)	165.1%

COMBINED LOSS AND EXPENSE RATIOS (1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses (3)		28.2%		46.3%
Underwriting and Other Operating Expenses (4)		34.5%		29.7%
Combined Ratio		62.7%		76.0%
Reinsurance:
Loss and Loss Adjustment Expenses (5)		172.9%		155.8%
Underwriting and Other Operating Expenses		30.7%		9.3%
Combined Ratio		203.6%		165.1%

(1)                  See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)                  The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

(3)                  Includes favorable prior accident year loss reserve development of $37.4 million (17.0% of earned premium) in the three months ended December 31, 2006 and $13.3 million (4.8% of earned premium) for the comparable period in 2005.

(4)                  Includes additional policyholders’ dividends related to prior accident years of $7.1 million (3.2% of earned premium) in the three months ended December 31, 2006 and $5.0 million (1.8% of earned premium) for the comparable period in 2005.

(5)                  There were no catastrophe losses in the fourth quarter of 2006.  Catastrophe losses associated with Hurricanes Katrina, Rita and Wilma were $13.5 million before tax in the fourth quarter of 2005.

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  In September 2005, we announced our exit from the reinsurance segment.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting loss and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (this result is also known as underwriting income or loss).  The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation loss and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash (used in) provided by operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash (used in) provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2006	2005	2006	2005
Net Cash Flow From Workers’ Compensation Business	$17,262	$79,923	$228,882	$419,634
Net Cash Used in Reinsurance Business	(15,642)	(27,062)	(73,536)	(35,219)
Investment Income Received	21,353	21,649	73,818	72,066
Interest and Other Expenses Paid by Parent	(359)	(927)	(6,170)	(19,329)
Income Taxes Paid	(27,774)	(11,612)	(124,004)	(92,292)
Net Cash (Used in) Provided by Operating Activities	$(5,160)	$61,971	$98,990	$344,860

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2006	2005	2006	2005
Workers’ Compensation:
Gross Premiums Written	$206,784	$257,693	$939,543	$1,139,319
Ceded Premiums	(8,537)	(11,517)	(38,435)	(46,529)

Net Premiums Written	198,247	246,176	901,108	1,092,790
Change in Unearned Premiums, Net of Reinsurance	21,848	31,549	30,631	21,404

Net Premiums Earned	$220,095	$277,725	$931,739	$1,114,194

Reinsurance:
Gross Premiums Written	$271	$4,185	$2,668	$67,215
Ceded Premiums (Paid) Refunded	(32)	30	(7)	(72)

Net Premiums Written	239	4,215	2,661	67,143
Change in Unearned Premiums, Net of Reinsurance	337	12,961	9,817	(2,637)

Net Premiums Earned	$576	$17,176	$12,478	$64,506

INFLATION IN OUR LOSS RESERVE ESTIMATES AND PAID LOSSES

In our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K, we have been providing information about the rates of cost inflation in our workers’ compensation paid loss data and the rates of inflation in our loss reserve estimates — our most important assumption in estimating our workers’ compensation loss reserves.

At December 31, 2006, the accident year paid loss inflation rates in our paid loss data and the assumptions of accident year paid loss inflation rates (negative inflation or deflation rates are shown in parentheses) in our estimates of ultimate losses were as follows:

	Average Paid Loss per Claim Annual Inflation (Deflation) Evaluated After (Number of Months)									Assumed Inflation (Deflation) in Estimated Ultimate Losses
Accident Year	12	24	36	48	60	72	84	96	108	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006	December 31, 2005
1998	15%	9%	9%	9%	9%	11%	13%	13%	14%	14%	14%	14%	14%	14%
1999	14	15	15	14	15	15	16	15		16	16	16	16	16
2000	2	10	11	13	13	13	12			14	14	14	14	14
2001	18	16	16	15	15	14				17	17	17	17	17
2002	(2)	2	4	4	3					7	8	8	8	8
2003	11	2	(2)	(4)						5	5	6	6	6
2004	(7)	(11)	(15)							(5)	(1)	0	2	5
2005	(2)	(8)								(11)	(11)	(2)	3	6
2006	7									(4)	(6)	0	0

The net decrease in workers’ compensation loss reserves during the year ended December 31, 2006 for accident years 2005 and prior was $161.3 million, or 12.6% of our estimated workers’ compensation net loss reserves at December 31, 2005.  As a percentage of workers’ compensation net premiums earned in 2006, the favorable development of our workers’ compensation loss reserves was 17.3%.

A complete description of our loss reserve estimates will be included under Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations in our Form 10-K, which will be filed in February 2007.